Exhibit 99.3

UNAUDITED PRO FORMA COMBINED CONSOLIDATED

$ Amounts in Thousands

FINANCIAL INFORMATION

Basis of Pro Forma Presentation

The following unaudited pro forma combined financial data is intended to show how the acquisition of Aeroflex / Inmet, Inc. and Aeroflex / Weinschel, Inc. (collectively, “Inmet and Weinschel”) and the borrowing of new indebtedness described below might have affected the historical financial statements of API Technologies Corp. (the “Company” or “API”) if such acquisition had been completed on the first day of the reporting period and was prepared based on the historical financial results reported by API and “Inmet and Weinschel”. The following should be read in connection with API’s Annual Report on Form 10-K for the year ended November 30, 2014, API’s Quarterly Report on Form 10-Q for the period ended February 28, 2015, API’s Quarterly Report on Form 10-Q for the period ended May 31, 2015 and the historical financial statements of Inmet and Weinschel included as Exhibits 99.1 and 99.2 in this Form 8-K/A.

On June 8, 2015, pursuant to the terms of a Stock Purchase Agreement, dated as of April 23, 2015, between the Company and Aeroflex Microelectronic Solutions, Inc., a wholly-owned subsidiary of Cobham plc, the Company completed its acquisition (the “Acquisition”) of all of the issued and outstanding shares of capital stock or other equity interests of Inmet and Weinschel.

The total transaction value was approximately $80,000.

On June 8, 2015, the Company entered into an Amendment No. 3 to Credit Agreement (the “Amendment”) by and among the Company, as borrower, the lenders party thereto and Guggenheim Corporate Funding, LLC, as administrative agent. The Amendment amends that certain Credit Agreement, dated as of February 6, 2013, by and among the Company, as borrower, the lenders party thereto and Agent (as amended, supplemented or modified from time to time, the “Credit Agreement”). The Amendment amends the Credit Agreement, to among other things, provide for an incremental term loan facility in an aggregate principal amount of $85,000.

The unaudited pro forma combined consolidated financial statements of API have been prepared by management by combining API’s historical statements of operations and its wholly owned subsidiaries, which include pro forma adjustments for the Inmet and Weinschel share acquisition. The unaudited pro forma combined consolidated statement of operations for the fiscal year ended November 30, 2014 and the six months ended May 31, 2015 give pro forma effect as if the transactions had occurred on or before the first day of the reporting period. The unaudited pro forma combined consolidated balance sheet gives pro forma effect as if the transaction had occurred on May 31, 2015.

The historical combined financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the Acquisition, (2) factually supportable, and (3) expected to have a continuing impact on the combined results. Pro forma adjustments are based on preliminary estimates and assumptions.

API’s fiscal year ends in November, while Inmet and Weinschel’s fiscal year ends in June. The unaudited combined consolidated balance sheet combines the unaudited consolidated balance sheet of API as of May 31, 2015, and the unaudited combined balance sheet of Inmet and Weinschel as of March 31, 2015. The full-year unaudited pro forma combined consolidated statement of operations for the year ended November 30, 2014, combines the audited consolidated statement of operations for API for the fiscal year ended November 30, 2014 and the unaudited combined statement of operations of Inmet and Weinschel for the twelve months ended September 30, 2014. The unaudited pro forma combined consolidated statement of operations for the six months ended May 31, 2015 combines the unaudited consolidated statement of operations for API for the six months ended May 31, 2015 and Inmet and Weinschel’s unaudited combined statement of operations for the six months ended March 31, 2015. The unaudited combined statement of operations of Inmet and Weinschel for the twelve months ended September 30, 2014 was determined by subtracting Inmet and Weinschel’s unaudited combined statement of operations for the three months ended September 30, 2013 (its first quarter of fiscal 2014) and adding Inmet and Weinschel’s unaudited combined statement of operations for the three months ended September 30, 2014 (its first quarter of fiscal 2015) from and to, respectively, the audited combined statement of operations for the twelve months ended June 30, 2014. The unaudited combined statement of operations of Inmet and Weinschel for the six months ended March 31, 2015 was determined by subtracting Inmet and Weinschel’s unaudited combined statement of operations for the three months ended September 30, 2014 (its first quarter of fiscal 2015) from the unaudited combined statement of operations for the nine months ended March 31, 2015.

The unaudited pro forma combined consolidated financial information is provided for informational purposes only. The pro forma information is not necessarily indicative of what the Company’s results of operations actually would have been had the acquisition been completed by the dates indicated. In addition, the unaudited pro forma combined consolidated financial information does not purport to project the future operating results of the Company. No effect has been given in the unaudited pro forma combined consolidated financial information for the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities. The unaudited pro forma combined consolidated financial information was prepared using the purchase method of accounting as required by the accounting guidance for business combinations. The purchase price has been allocated to the assets acquired and liabilities assumed based upon management’s preliminary estimate of their respective fair values as of the date of acquisition. Therefore, the actual amounts recorded as of the completion of their analysis might differ materially from the information presented in the unaudited pro forma combined consolidated financial statements.

1.	REPORTING CURRENCY

The unaudited pro forma combined consolidated financial statements are expressed in US dollars, to be consistent with the reporting currency.

2.	PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

a)	The unaudited pro forma combined consolidated financial statements incorporate the following pro forma assumptions and adjustments: (i) the Acquisition and (ii) the additional $85,000 principal amount of term loans under the Amendment. The balance sheet adjustment reflects net cash remaining from sources of cash upon the Acquisition.

b)	API evaluated the asset purchase in accordance with business combination accounting using the purchase method of accounting. The fair value of the assets acquired in the Inmet and Weinschel transaction include intangibles of approximately $31,613 and goodwill of approximately $32,829. The intangibles have been amortized at 10 years on the pro forma income statements. API is continuing to accumulate information and any changes in the fair value of assets acquired will be reflected in subsequent periods. API has accounted for the Inmet and Weinschel acquisition using the purchase method of accounting. In accordance with business combinations accounting, API incurred legal costs, professional fees and financing costs in connection with the Inmet and Weinschel acquisition of approximately $3,500. To the extent the acquisition costs are not reflected in the historic statements they are reflected in the retained earnings. Discounts are reflected net against Long-term debt.

c)	Reflects pro forma adjustment for the additional $85,000 term loan under the Amendment used to acquire Inmet and Weinschel.

d)	Inmet and Weinschel’s historic retained earnings, common stock and additional paid in capital have been eliminated upon consolidation.

e)	On June 8, 2015, API acquired all of the equity of Inmet and Weinschel for a total cash consideration of $80,000.

f)	Tax adjustment due to reflect the pro forma combined income (loss) before taxes of the combined companies after pro forma adjustments.

3.	EARNINGS PER SHARE

API Technologies Corp. basic pro forma earnings (loss) per share was calculated based on the unaudited pro forma combined net income (loss) and the weighted average number of shares outstanding during the reporting periods. The combined entity’s financial statements are prepared as if the transaction had been completed at the beginning of the period. The net loss and shares used in computing the net loss per share for the year ended November 30, 2014 and six months ended May 31, 2015 are based on API’s historical weighted average common shares outstanding during the respective periods. The effect of any common stock issuable upon the exercise of API’s stock options has been excluded from the historical and pro forma computation of net loss per share as the effect would be anti-dilutive.

API Technologies Corp.

Pro Forma Combined Consolidated Balance Sheet

As of May 31, 2015

(In thousands except share data)

(Unaudited)

	May 31, 2015 API Technologies Corp. Form 10-Q	Mar 31, 2015 Inmet and Weinschel	Adjustments		API Technologies Corp. Pro Forma
		(a)
Assets
Current
Cash and cash equivalents	$5,420	$3,793	$1,864	(a)	$11,077
Accounts receivable, less allowance for doubtful accounts	35,822	5,736	—		41,558
Inventories, net	61,285	11,695	—		72,980
Deferred income taxes	475	2,376	—		2,851
Prepaid expenses and other current assets	1,814	292	—		2,106

	104,816	23,892	1,864		130,572

Fixed assets, net	28,283	6,857	—		35,140
Goodwill	116,770	—	32,829	(b)	149,599
Intangible assets, net	26,630	—	31,613	(b)	58,243
Other non-current assets	1,945	—			1,945

Total assets	$278,444	$30,749	$66,306		$375,499

Liabilities and Shareholder’s Equity
Current
Accounts payable and accrued expenses	34,844	3,645	295	(b)	$38,744
Deferred revenue	2,344	—	—		2,344
Current portion of long-term debt	11,737	—	5,312	(c)	17,049

	48,925	3,645	5,607		58,177

Deferred income taxes	4,893	1,087	10,748	(b)	16,728
Other long-term liabilities	1,551	—	—		1,551
Long-term debt, net of current portion and discount on notes	111,523	—	76,552	(c)(b)	188,075
Deferred gain	7,490	—	—		7,490

	174,382	4,732	92,907		272,021

Shareholders’ Equity
Common shares	55	1	(1	) (d)	55
Additional paid-in capital	328,099	7,661	(7,661	) (d)(c)	328,099
Common stock subscribed but not issued	2,373	—	—		2,373
Accumulated deficit	(226,576)	18,355	(18,939	) (d)	(226,871)
Accumulated other comprehensive income	111	—	—		111

	$104,062	$26,017	$(26,312)		$103,767

Total Liabilities and Shareholders’ Equity	$278,444	$30,749	$66,595		$375,499

API Technologies Corp.

Consolidated Statement of Operations

(In thousands except share data)

(Unaudited)

	API Technologies Corp.	Combined Inmet and Weinschel	Inmet and Weinschel Pro-forma Adjustments		Pro-Forma
	Twelve Months Ended	Twelve Months Ended	Twelve Months Ended		Twelve Months Ended
	November 30, 2014	September 30, 2014	September 30, 2014		November 30, 2014

Revenue, net	$226,857	$43,460	$—		$270,317
Cost of revenues
Cost of revenues	173,697	24,568	—		198,265
Restructuring charges	1,064	—	—		1,064

Total cost of revenues	174,761	24,568	—		199,329

Gross profit	52,096	18,892	—		70,988

Operating expenses
General and administrative	23,069	2,900	3,161	(b)	29,130
Selling expenses	14,541	4,392	—		18,933
Research and development	8,270	2,880	—		11,150
Business acquisition and related charges	479	—	393	(b)	872
Restructuring charges	1,153	—	—		1,153

Total operating expenses	47,512	10,172	3,554		61,238

Operating income (loss)	4,584	8,720	(3,554)		9,750

Other expenses (income)

Interest expense, net	11,765	—	7,508	(c)	19,273
Other expenses	10,463	—	738		11,201

Total other expenses (income), net	22,228	—	8,246		30,474

Net income (loss) before income taxes	(17,644)	8,720	(11,800)		(20,724)
Expenses for income taxes	1,270	2,965	(2,965	) (f)	1,270

Net income (loss) from continuing operations	(18,914)	5,755	(8,835)		(21,994)
Accretion on preferred stock (dividends)	(393)	—	—		(393)

Net Income (loss) attributable to common shareholders	$(19,307)	$5,755	$(8,835)		$(22,387)

Net loss per share - Basic and diluted	$(0.35)				$(0.40)

Weighted average shares outstanding
Basic	55,488,862				55,488,862
Diluted	55,488,862				55,488,862
Comprehensive income (loss)
Unrealized foreign currency translation adjustment	(977)				(977)

Other comprehensive income (loss)	(977)				(977)

Comprehensive loss	(19,891)				(22,971)

API Technologies Corp.

Consolidated Statement of Operations

(In thousands except share data)

(Unaudited)

	API Technologies Corp.	Combined Inmet and Weinschel	Inmet and Weinschel Pro-forma Adjustments		Pro-Forma
	Six Months Ended	Six Months Ended	Six Months Ended		Six Months Ended
	May 31, 2015	March 31, 2015	May 31, 2015		May 31, 2015
Revenue, net	$103,131	$26,598	$—		$129,729
Cost of revenues
Cost of revenues	79,111	14,478	—		93,589
Restructuring charges	109	—	—		109

	79,220	14,478	—		93,698

Gross profit	23,911	12,120	—		36,031

Operating expenses
General and administrative	10,854	1,794	1,581	(b)	14,229
Selling expenses	7,038	2,246	—		9,284
Research and development	4,181	1,601	—		5,781
Business acquisition and related charges	390	—	393	(b)	783
Restructuring charges	1,670	—	—		1,670

Total operating expenses	24,133	5,641	1,973		31,747

Operating income (loss)	(222)	6,480	(1,973)		4,285

Other expenses (income)

Interest expense, net	6,219	—	3,753	(c)	9,972
Other expenses (income)	(497)	—	369		(128)

Total other expenses (income), net	5,722	—	4,122		9,844

Net income (loss) before income taxes	(5,944)	6,480	(6,095)		(5,559)
Expenses for income taxes	527	2,185	(2,185	) (f)	527

Net income (loss) from continuing operations	(6,471)	4,295	(3,910)		(6,086)

Net Income (loss) attributable to common shareholders	$(6,471)	$4,295	$(3,910)		$(6,086)

Net loss per share - Basic and diluted	$(0.12)				$(0.11)

Weighted average shares outstanding
Basic	55,466,944				55,466,944
Diluted	55,466,944				55,466,944
Comprehensive income (loss)

Unrealized foreign currency translation adjustment	(484)				(484)

Other comprehensive income (loss)	(484)				(484)

Comprehensive loss	(6,955)				(6,570)